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                                                                   EXHIBIT 99.1

                         FIRST COMMUNITY BANCORP, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [    ]

  The undersigned hereby revokes all previous proxies, acknowledges receipt of
the notice of special stockholders meeting to be held on [       ] and
appoints Danny F. Dukes and J. Steven Walraven as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote at the special meeting of stockholders of First Community Bancorp, Inc. ("FCB") to be held on [ ], and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

      Approval and adoption of the Agreement and Plan of Merger dated as of August 5, 1998 (the "Agreement and Plan of Merger") between National Commerce Bancorporation, a Tennessee corporation "NCBC"), and FCB, providing for the merger (the "Merger") of FCB with and into NCBC, with NCBC continuing as the surviving corporation, and the transactions contemplated thereby.

      FOR [_]                     AGAINST [_]            ABSTAIN [_]

                          (Continued on reverse side)
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  The Board of Directors recommends a vote FOR the proposal. This proxy, when properly executed, will be voted as specified above, and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE PROPOSAL.

                                           Dated:                         1998

                                                                         (SEAL)
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                                                          (SIGNATURE)

                                                                         (SEAL)
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                                                          (SIGNATURE)

NOTE: Please sign above exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  PLEASE RETURN YOUR EXECUTED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE.